UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2024

QUIDELORTHO CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of QuidelOrtho Corporation (the “Company”) has appointed Brian J. Blaser to serve as the Company’s President and Chief Executive Officer, effective as of May 6, 2024 (the “Effective Date”). In addition, effective as of May 15, 2024, the Board expanded its size from ten to eleven directors and appointed Mr. Blaser to serve as a director until the Company’s 2025 Annual Meeting of Stockholders.

In connection with the foregoing, effective as of the Effective Date, the Board dissolved the interim Office of the Chief Executive Officer, and each of Michael S. Iskra, who served as the Company’s Interim Chief Executive Officer, and Robert J. Bujarski, who served as the Company’s Interim President, stepped down from these interim positions. Messrs. Iskra and Bujarski will continue to serve as the Company’s Executive Vice President, Chief Commercial Officer and Executive Vice President, Chief Operating Officer, respectively.

Mr. Blaser (age 59) most recently served as Executive Vice President, Diagnostic Products of Abbott Laboratories (NYSE: ABT), a global medical device company, from 2012 to June 2019, where he oversaw the company’s global diagnostics organization, including its core laboratory, point of care, rapid diagnostics and molecular diagnostics businesses. Prior to that role, Mr. Blaser served in various strategic, operational and diagnostic roles at Abbott Laboratories, since joining the company in 2004. Previously, he served in various leadership positions in operations, finance and engineering at the Ortho Clinical Diagnostics division of Johnson & Johnson, Eastman Kodak and General Motors. Mr. Blaser served on the board of directors of Quanterix Corp. (Nasdaq: QTRX), a life sciences company, from 2023 to 2024. He also served on the board of directors of Meridian Bioscience Inc. and as senior advisor to McKinsey & Company. He currently serves as the Advisory Council Chair of the University of Dayton School of Engineering and Chairman of the Board of Trustees for Cristo-Rey St. Martin College Prep. He earned his M.B.A. with a concentration in Finance from the Rochester Institute of Technology and his B.Sc. in Mechanical Engineering Technology from the University of Dayton.

The Company and Mr. Blaser have entered into an employment offer letter, dated April 30, 2024 (the “Offer Letter”), pursuant to which Mr. Blaser is entitled to receive (i) an annual base salary of $1,000,000 and (ii) an annual target cash bonus opportunity of not less than 125% of base salary and a maximum cash bonus opportunity of not less than 150% of target. In addition, he will receive (i) an annual equity grant for 2024 pursuant to the Company’s Long-Term Equity Incentive Plan (the “Plan”) with a total grant date value of $7,000,000, consisting of (a) 40% time-based restricted stock units (“RSUs”), which will vest in equal annual installments over a three-year period and (b) 60% performance-based RSUs, which will vest if certain relative total shareholder return criteria are met over the performance period (the period from the Effective Date through December 31, 2026), and (ii) a one-time sign-on grant of performance-based RSUs with a grant date value of $3,000,000 and with the same vesting criteria as the performance-based RSUs granted pursuant to the Plan. In addition, Mr. Blaser will receive a monthly travel and housing allowance through December 2024 and is also entitled to reimbursement of reasonable legal fees incurred in connection with the negotiation of the Offer Letter.

The Company and Mr. Blaser also have entered into (i) a Severance and Change in Control Agreement (the “Severance and CIC Agreement”), substantially in the form as filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), but modified as described in Exhibit A to the Offer Letter such that (a) the Company generally may not provide a notice of non-renewal prior to the third anniversary of the Effective Date, to the extent necessary to continue certain non-change in control termination protections through the third anniversary of the Effective Date, (b) the non-change in control severance benefits will be payable upon a termination by the Company without Cause (as such term is defined in the Severance and CIC Agreement) or as a result of the Company’s material breach of the Offer Letter during the first three years following the Effective Date, (c) the bonus portion of any severance payment triggered during the first three years following the Effective Date will be based on the greater of the average bonus paid over the preceding two years and Mr. Blaser’s target annual bonus, and (d) in the event of a non-change in control termination during the first three years following the Effective Date, the time-based RSUs described above will become fully vested, (ii) an Indemnification Agreement, substantially in the form as filed as Exhibit 10.16 to the Annual Report and (iii) the Company’s standard form of Confidential Information, Inventions, Non-Solicitation, and Non-Competition Agreement.

The foregoing summary of the terms and conditions of Mr. Blaser’s employment does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Blaser and any other person pursuant to which he was appointed as an officer and director of the Company; there is no family relationship between Mr. Blaser and any of the Company’s directors or other executive officers; and Mr. Blaser is not a party to any transactions of the type that would require disclosure under Item 404 of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On May 2, 2024, the Company issued a press release announcing the appointment of Mr. Blaser as President and Chief Executive Officer and a director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished with this Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Employment Offer Letter, dated April 30, 2024, between QuidelOrtho Corporation and Brian J. Blaser.
99.1	Press release issued by QuidelOrtho Corporation, dated May 2, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2024

QUIDELORTHO CORPORATION

By:	/s/ Joseph M. Busky
Name:	Joseph M. Busky
Its:	Chief Financial Officer